Exhibit 99.4

BERKSHIRE HATHAWAY ENERGY COMPANY

OFFER TO EXCHANGE

UP TO $1,250,000,000 IN PRINCIPAL AMOUNT OF

ITS REGISTERED 4.050% SENIOR NOTES DUE 2025

FOR

ALL OF ITS OUTSTANDING

4.050% SENIOR NOTES DUE 2025 AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)

UP TO $1,100,000,000 IN PRINCIPAL AMOUNT OF

ITS REGISTERED 3.700% SENIOR NOTES DUE 2030

FOR

ALL OF ITS OUTSTANDING

3.700% SENIOR NOTES DUE 2030 AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT

UP TO $500,000,000 IN PRINCIPAL AMOUNT OF

ITS REGISTERED 1.650% SENIOR NOTES DUE 2031

FOR

ALL OF ITS OUTSTANDING

1.650% SENIOR NOTES DUE 2031 AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT

UP TO $900,000,000 IN PRINCIPAL AMOUNT OF

ITS REGISTERED 4.250% SENIOR NOTES DUE 2050

FOR

ALL OF ITS OUTSTANDING

4.250% SENIOR NOTES DUE 2050 AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT

UP TO $1,500,000,000 IN PRINCIPAL AMOUNT OF

ITS REGISTERED 2.850% SENIOR NOTES DUE 2051

FOR

ALL OF ITS OUTSTANDING

2.850% SENIOR NOTES DUE 2051 AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT

To Securities Dealers, Commercial Banks

Trust Companies And Other Nominees:

Enclosed for your consideration is a Prospectus, dated                  , 2021 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Berkshire Hathaway Energy Company (the “Company”) to exchange up to $1,250,000,000 in principal amount of its registered 4.050% Senior Notes due 2025, up to $1,100,000,000 in principal amount of its registered 3.700% Senior Notes due 2030, up to

$500,000,000 in principal amount of its registered 1.650% Senior Notes due 2031, up to $900,000,000 in principal amount of its registered 4.250% Senior Notes due 2050 and up to $1,500,000,000 in principal amount of its registered 2.850% Senior Notes due 2051 (collectively, the “Exchange Notes”) for all of its outstanding 4.050% Senior Notes due 2025, 3.700% Senior Notes due 2030, 1.650% Senior Notes due 2031, 4.250% Senior Notes due 2050 and 2.850% Senior Notes due 2051, in each case issued and sold in a transaction exempt from registration under the Securities Act (collectively, the “Initial Notes”), respectively.

We are asking you to contact your clients for whom you hold Initial Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Initial Notes registered in their own name. The Company will not pay any fees or commissions to any broker, dealers or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary and reasonable mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Initial Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

Enclosed are copies of the following documents:

1. The Prospectus;

2. A Letter of Transmittal for your use in connection with the tender of Initial Notes and for the information of your clients;

3. A form of letter that may be sent to your clients for whose accounts you hold Initial Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer; and

4. A form of Notice of Guaranteed Delivery.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                  , 2021, unless extended (the “Expiration Date”). Initial Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

To tender Initial Notes, (i) certificates for Initial Notes or a Book-Entry Confirmation (as defined in the Prospectus) in the case of book-entry transfers, (ii) a duly executed and properly completed Letter of Transmittal (or a facsimile thereof), together with any required signature guarantees, or a properly transmitted “agent’s message” (as defined in the Prospectus) through ATOP in the case of book-entry transfers and (iii) any other documents required by the Letter of Transmittal, must be received by the Exchange Agent as described in the Prospectus and the Letter of Transmittal.

Additional copies of the enclosed material may be obtained from The Bank of New York Mellon Trust Company, N.A., the Exchange Agent, by calling 315-414-3317.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

2